SUBSTITUTE FORM W-9
TO BE COMPLETED BY U.S. STOCKHOLDERS ONLY

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification
Part 1 — Please provide your name in the box at right.
Taxpayer Identification Number ("TIN") — ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see "Obtaining a Number" in the Guidelines included in this form) CERTIFY BY SIGNING BELOW.
Enter the appropriate tax classification: __________ (I = individual / sole proprietor, C = corporation, S = S corporation, P = partnership, T = trust / estate, O = other). If other (explain) _____________________
___________________________________
Name

___________________________________
Social Security Number(s) (If awaiting TIN, write "Applied For")
OR
___________________________________
Employer Identification Number(s) (If Awaiting TIN, write "Applied For")

Part 2 — For payees exempt from backup withholding, please write "Exempt" here (see Guidelines):

Part 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN (or I am waiting for TIN to be issued to me); and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certificate Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature of U.S. person __________________________ Date______________ , 2012

NOTE: FAILURE TO FURNISH YOUR CORRECT TIN MAY RESULT IN PENALTIES IMPOSED BY THE INTERNAL REVENUE SERVICE. ADDITIONALLY, FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER OR MAY RESULT IN A DEFECTIVE TENDER WHEREBY THE FUND WILL NOT BE ABLE TO PURCHASE YOUR SHARES. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9."

You must complete the following certificate if you wrote "Applied For" in Part 1 of Substitute Form W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payments are made, all reportable payments made to me will be subject to backup withholding.

Signature _________________________________________________________ Date_________________________________ , 2012

FOR U.S. STOCKHOLDERS ONLY

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You)

To Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended (the "Code"). "IRS" is the Internal Revenue Service.

For This Type of Account:	Give The Taxpayer Identification of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account, or if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)

6. Disregarded entity not owned by an individual	The owner

7. A valid trust, estate or pension trust	The legal entity(4)

8. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3)  You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)  List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, at www.irs.gov, and apply for a number. U.S. resident aliens who cannot obtain a Social Security Number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from withholding include:

(i)  An organization exempt from tax under Code Section 501(a), an individual retirement account (IRA), or a custodial account under Code Section 403(b)(7) if the account satisfies the requirements of Code Section 401(f)(2).

(ii)  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or agency or instrumentality of any one or more of the foregoing.

(iii)  An international organization or any agency or instrumentality thereof.

(iv)  A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

(i)  A corporation.

(ii)  A financial institution.

(iii)  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(iv)  A real estate investment trust.

(v)  A common trust fund operated by a bank under Code Section 584(a).

(vi)  An entity registered at all times during the tax year under the Investment Company Act of 1940.

(vii)  A middleman known in the investment community as a nominee or custodian.

(viii)  A futures commission merchant registered with the Commodity Futures Trading Commission.

(ix)  A foreign central bank of issue.

(x)  trust exempt from tax under Section 664 or described in Code Section 4947.

Exempt payees described above can file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are not a U.S. person and are not subject to backup withholding, you should file with the payer the completed applicable Form W-8.

PRIVACY ACT NOTICE — Code Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply, including those listed below.

PENALTIES

1.  Failure to Furnish Taxpayer Identification Number — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.  Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a US$500 penalty.

3.  Criminal Penalty for Falsifying Information — Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4.  Misuse of Taxpayer Identification Numbers. If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

For additional information, consult your tax consultant or the IRS.